Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
SECOND QUARTER OF FISCAL 2020 RESULTS

Net Income Increases by 22% in the December 2019 Quarter in Comparison to the
December 2018 Quarter

Net Interest Margin Expands Five Basis Points to 3.59% in the December 2019
Quarter in Comparison to the December 2018 Quarter

Loans Held for Investment Increase 7% to $941.7 Million
from June 30, 2019

Non-Performing Assets Decrease 45% to $3.4 Million at December 31, 2019 in
Comparison to $6.2 Million at June 30, 2019

Riverside, Calif. – January 27, 2020 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced second quarter earnings results for the fiscal year ending June 30, 2020.
            For the quarter ended December 31, 2019, the Company reported net income of $2.40 million, or $0.31 per diluted share (on 7.66 million average diluted shares outstanding), up 22 percent from the net income of $1.96 million, or $0.26 per diluted share (on 7.60 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to lower non-interest expenses, partly offset by lower non-interest income.
“I am pleased with our financial results for the December 2019 quarter.  We continue to demonstrate reasonable growth in our loan portfolio, our credit quality metrics are very good, operating expenses are under control, and our capital levels are strong,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “We look forward to 2020 and believe we are well-positioned for growth by serving the communities of the Inland Empire,” Mr. Blunden concluded.
Return on average assets for the second quarter of fiscal 2020 was 0.87 percent compared to 0.69 percent for the same period of fiscal 2019; and return on average stockholders’ equity for the second quarter of fiscal 2020 was 7.81 percent compared to 6.42 percent for the comparable period of fiscal 2019.
On a sequential quarter basis, the $2.40 million net income for the second quarter of fiscal 2020 reflects a $164,000 or six percent decrease from $2.56 million in the first quarter of fiscal 2020. The decrease in earnings for the second quarter of fiscal 2020 compared to the first quarter of fiscal 2020 was primarily attributable to higher non-interest expenses (primarily due to the $296,000 partial reversion of a previously expensed legal settlement, which was recognized during the prior sequential quarter and not replicated this quarter) and a lower recovery from the allowance for loan losses, partly offset by higher non-interest income (primarily due to higher loan servicing and other fees). Diluted earnings per share for the second quarter of fiscal 2020 were $0.31 per share, down six percent from the $0.33 per share during the first quarter of fiscal 2020. Return on average assets was 0.87 percent for the second quarter of fiscal 2020 compared to 0.95 percent in the first quarter of fiscal 2020; and return on average stockholders’ equity for the second quarter of fiscal 2020 was 7.81 percent, compared to 8.46 percent for the first quarter of fiscal 2020.

For the six months ended December 31, 2019 net income increased $1.18 million, or 31 percent, to $4.96 million from $3.78 million in the comparable period ended December 31, 2018; and diluted earnings per share for the six months ended December 31, 2019 increased 30 percent to $0.65 per share (on 7.65 million average diluted shares outstanding) from $0.50 per share (on 7.58 million average diluted shares outstanding) for the comparable six month period last year. Compared to the same period last year, the increase in earnings was primarily attributable to a $7.79 million decrease in non-interest expense; partly offset by a $5.52 million decrease in the gain on sale of loans.
Net interest income decreased $192,000, or two percent, to $9.64 million in the second quarter of fiscal 2020 from $9.83 million for the same quarter of fiscal 2019, attributable to a lower average interest-earning assets balance, partly offset by an increase in the net interest margin.  The average balance of interest-earning assets decreased by $35.7 million, or three percent, to $1.07 billion in the second quarter of fiscal 2020 from $1.11 billion in the same quarter last year. The average balance of interest-bearing liabilities decreased by $36.1 million, or four percent, to $964.6 million in the second quarter of fiscal 2020 from $1.00 billion in the same quarter last year. The net interest margin during the second quarter of fiscal 2020 increased five basis points to 3.59 percent from 3.54 percent in the same quarter last year, primarily due to an increase in the average yield of interest-earning assets, partly offset by a slight increase in the average cost of interest-bearing liabilities. The average yield on interest-earning assets increased by six basis points to 4.18 percent in the second quarter of fiscal 2020 from 4.12 percent in the same quarter last year; while the average cost of interest-bearing liabilities increased by one basis point to 0.65 percent in the second quarter of fiscal 2020 from 0.64 percent in the same quarter last year.
The average balance of loans receivable (including loans held for sale in the prior year) decreased by $7.1 million, or one percent, to $934.1 million in the second quarter of fiscal 2020 from $941.2 million in the same quarter of fiscal 2019, primarily due to a decrease in the average balance of loans held for sale, partly offset by an increase in loans held for investment. There were no loans held for sale during the second quarter of fiscal 2020. The average yield on loans receivable increased by three basis points to 4.42 percent in the second quarter of fiscal 2020 from an average yield of 4.39 percent in the same quarter of fiscal 2019.  The increase in the average yield on loans receivable was primarily attributable to a $378,000 deferred loan fee that was recognized in interest income as a result of a loan payoff in the second quarter of fiscal 2020 from a previously classified non-performing loan that had been upgraded to pass as compared to $159,000 of deferred interest payments that was recognized from two non-performing loans that were paid off in the same quarter last year.  Total loans originated and purchased for investment in the second quarter of fiscal 2020 were $81.6 million, up 108 percent from $39.3 million in the same quarter of fiscal 2019. Loan principal payments received in the second quarter of fiscal 2020 were $65.2 million, up 58 percent from $41.2 million in the same quarter of fiscal 2019.
The average balance of investment securities decreased by $6.4 million, or seven percent, to $87.1 million in the second quarter of fiscal 2020 from $93.5 million in the same quarter of fiscal 2019. The average yield on investment securities increased 70 basis points to 2.60 percent in the second quarter of fiscal 2020 from 1.90 percent for the same quarter of fiscal 2019. The increase in the average yield was primarily attributable to a lower premium amortization ($97,000 vs. $224,000) and purchases of mortgage-backed securities during the last 12 months which had higher average yields than the existing portfolio.
In the second quarter of fiscal 2020, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $145,000 cash dividend to the Bank on its FHLB stock, down from $278,000 in the same quarter last year, which included a $133,000 special cash dividend received on FHLB San Francisco stock last year, not replicated this quarter.
The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $22.3 million, or 33 percent, to $45.5 million in the second quarter of fiscal 2020 from $67.8 million in the same quarter of fiscal 2019. The average yield earned on interest-earning deposits in the second quarter of fiscal 2020 was 1.62 percent, down 61 basis points from 2.23 percent in the same quarter of fiscal 2019 largely as a result of three 25 basis point decreases in the targeted Federal Funds Rate in the first and second quarters of fiscal 2020.
Average deposits decreased $56.0 million, or six percent, to $833.6 million in the second quarter of fiscal 2020 from $889.6 million in the same quarter of fiscal 2019, primarily due to a managed run-off of higher cost time deposits consistent with the reduction in the Bank’s funding needs resulting from no loans originated for sale during the first and second quarters of fiscal 2020.  The average cost of deposits improved, decreasing by three basis points to 0.37 percent in the second quarter of fiscal 2020 from 0.40 percent in the same quarter last year.

Transaction account balances or “core deposits” decreased slightly to $647.8 million at December 31, 2019 from $648.1 million at June 30, 2019, while time deposits decreased $7.2 million, or four percent, to $185.9 million at December 31, 2019 from $193.1 million at June 30, 2019.
The average balance of borrowings, which consisted of FHLB advances, increased $20.0 million, or 18 percent, to $131.1 million while the average cost of borrowings decreased 12 basis points to 2.43 percent in the second quarter of fiscal 2020, compared to an average balance of $111.1 million with an average cost of 2.55 percent in the same quarter of fiscal 2019. The increase in the average balance of borrowings was primarily due to the new long-term borrowings with a lower average cost obtained during the first quarter of fiscal 2020 (sequential quarter).
During the second quarter of fiscal 2020, the Company recorded a recovery from the allowance for loan losses of $22,000, as compared to a recovery of $217,000 recorded during the same period of fiscal 2019 and a recovery of $181,000 recorded in the first quarter of fiscal 2020 (sequential quarter).
Non-performing assets, with underlying collateral located in California, decreased $2.8 million, or 45 percent, to $3.4 million, or 0.31 percent of total assets, at December 31, 2019, compared to $6.2 million, or 0.57 percent of total assets, at June 30, 2019. The non-performing loans at December 31, 2019 are comprised of 16 single-family loans ($3.4 million) and one commercial business loan ($37,000).  At both December 31, 2019 and June 30, 2019, there was no real estate owned.
Net loan recoveries for the quarter ended December 31, 2019 were $14,000 or 0.01 percent (annualized) of average loans receivable, compared to net loan recoveries of

$123,000 or 0.05 percent (annualized) of average loans receivable for the quarter ended December 31, 2018 and net loan recoveries of $34,000 or 0.02 percent (annualized) of average loans receivable for the quarter ended September 30, 2019 (sequential quarter).
Classified assets at December 31, 2019 were $13.7 million, comprised of $9.4 million of loans in the special mention category, $4.3 million of loans in the substandard category and no real estate owned; while classified assets at June 30, 2019 were $16.2 million, comprised of $8.6 million of loans in the special mention category, $7.6 million of loans in the substandard category and no real estate owned.
For the quarter ended December 31, 2019, no new loans were restructured from their original terms and classified as restructured loans. The outstanding balance of restructured loans at December 31, 2019 was $1.8 million (six loans), down 53 percent from $3.8 million (eight loans) at June 30, 2019. As of December 31, 2019, all of the restructured loans were classified as substandard non-accrual. As of December 31, 2019, 49% or $888,000 of the restructured loans have a current payment status.
The allowance for loan losses was $6.9 million at December 31, 2019, or 0.73 percent of gross loans held for investment, compared to $7.1 million at June 30, 2019, or 0.80 percent of gross loans held for investment. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at December 31, 2019.
Non-interest income decreased by $2.26 million, or 63 percent, to $1.34 million in the second quarter of fiscal 2020 from $3.60 million in the same period of fiscal 2019, primarily as a result of no loan sales during the current quarter. The gain on sale of loans last year, during the second quarter of fiscal 2019, was $2.26 million. On a sequential quarter basis, non-interest income increased $274,000, or 26 percent, primarily as a result of an increase in loan servicing and other loan fees. There were no loans originated for sale during the current or sequential quarters.
Non-interest expenses decreased $3.33 million, or 31 percent, to $7.55 million in the second quarter of fiscal 2020 from $10.88 million in the same quarter last year.  The decrease was due primarily to lower salaries and employee benefits expenses resulting from fewer employees and consistent with the scaling back of saleable single-family mortgage loan originations. On a sequential quarter basis, non-interest expenses increased $316,000 or four percent from $7.24 million. The increase in non-interest expenses for the sequential quarter was primarily due to the $296,000 partial reversion of a previously expensed legal settlement, which was recognized in other non-interest expense during the quarter ended September 30, 2019 and not replicated this quarter.
The Company’s efficiency ratio in the second quarter of fiscal 2020 was 69 percent, an improvement from 81 percent in the same quarter last year but a slight increase from 68 percent in the first quarter of fiscal 2020 (sequential quarter).
The Company’s provision for income tax was $1.05 million for the second quarter of fiscal 2020, up 30 percent from $810,000 in the same quarter last year. The effective tax rate in the second quarter of fiscal 2020 was 30.51% as compared to 29.26% in the same quarter of fiscal 2019. The Company believes that the tax provision recorded in the second quarter of fiscal 2020 reflects its current federal and state income tax obligations.
The Company repurchased 2,361 shares of its common stock during the quarter ended December 31, 2019 at an average cost of $21.84 per share. As of December 31, 2019, a total of 71,284 shares or 19 percent of the April 2018 stock repurchase plan have been purchased at an average cost of $19.97 per share, leaving 301,716 shares available for future purchases.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Tuesday, January 28, 2020 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-844-721-7239 and referencing access code number 1069003.  An audio replay of the conference call will be available through Tuesday, February 4, 2020 by dialing 1-866-207-1041 and referencing access code number 2689092.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to originate for sale and sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden Chairman and Chief Executive Officer	Donovan P. Ternes President, Chief Operating Officer, and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited –In Thousands, Except Share Information)

	December 31	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Assets
Cash and cash equivalents	$48,233	$54,515	$70,632	$61,458	$67,359
Investment securities – held to maturity, at cost	77,161	85,088	94,090	102,510	84,990
Investment securities - available for sale, at fair value	5,237	5,517	5,969	6,294	6,563
Loans held for investment, net of allowance for loan losses of $6,921; $6,929; $7,076; $7,080 and $7,061, respectively; includes $4,173; $4,386; $5,094; $5,239 and $4,995 at fair value, respectively	941,729	924,314	879,925	883,554	875,413
Loans held for sale, at fair value	-	-	-	30,500	57,562
Accrued interest receivable	3,292	3,380	3,424	3,386	3,156
Real estate owned, net	-	-	-	-	-
FHLB – San Francisco stock	8,199	8,199	8,199	8,199	8,199
Premises and equipment, net	10,967	11,215	8,226	8,395	8,601
Prepaid expenses and other assets	12,569	13,068	14,385	15,099	15,327

Total assets	$1,107,387	$1,105,296	$1,084,850	$1,119,395	$1,127,170

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$85,846	$85,338	$90,184	$90,875	$78,866
Interest-bearing deposits	747,804	746,398	751,087	786,009	794,018
Total deposits	833,650	831,736	841,271	876,884	872,884

Borrowings	131,085	131,092	101,107	101,121	111,135
Accounts payable, accrued interest and other liabilities	18,876	20,299	21,831	20,181	20,474
Total liabilities	983,611	983,127	964,209	998,186	1,004,493

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-	-	-
Common stock, $.01 par value (40,000,000
  shares authorized; 18,097,615; 18,091,865;
  18,081,365; 18,064,365and 18,053,115
  shares issued, respectively; 7,483,071;
  7,479,682; 7,486,106; 7,497,357 and
  7,506,855 shares outstanding, respectively)

	181	181	181	181	181
Additional paid-in capital	95,118	94,795	94,351	96,114	95,913
Retained earnings	193,704	192,354	190,839	191,103	192,306
Treasury stock at cost (10,614,544; 10,612,183; 10,559,259; 10,567,008 and 10,546,260 shares, respectively)
	(165,360)	(165,309)	(164,891)	(166,352)	(165,892)
Accumulated other comprehensive income, net of tax	133	148	161	163	169

Total stockholders’ equity	123,776	122,169	120,641	121,209	122,677

Total liabilities and stockholders’ equity	$1,107,387	$1,105,296	$1,084,850	$1,119,395	$1,127,170

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Interest income:
Loans receivable, net	$10,320	$10,331	$20,395	$20,505
Investment securities	567	444	1,181	789
FHLB – San Francisco stock	145	278	288	421
Interest-earning deposits	189	387	435	725
Total interest income	11,221	11,440	22,299	22,440

Interest expense:
Checking and money market deposits	117	117	227	225
Savings deposits	131	147	265	298
Time deposits	530	630	1,062	1,251
Borrowings	804	715	1,524	1,478
Total interest expense	1,582	1,609	3,078	3,252

Net interest income	9,639	9,831	19,221	19,188
Recovery from allowance for loan losses	(22)	(217)	(203)	(454)
Net interest income, after recovery from allowance for loan losses	9,661	10,048	19,424	19,642

Non-interest income:
Loan servicing and other fees	367	277	500	601
Gain (loss) on sale of loans, net	(43)	2,263	(129)	5,395
Deposit account fees	451	509	898	1,014
Loss on sale and operations of real estate owned acquired in the settlement of loans	-	(7)	-	(6)
Card and processing fees	371	392	761	790
Other	198	161	384	350
Total non-interest income	1,344	3,595	2,414	8,144

Non-interest expense:
Salaries and employee benefits	4,999	7,211	9,984	15,461
Premises and occupancy	880	1,274	1,758	2,619
Equipment	262	495	541	916
Professional expenses	331	411	739	858
Sales and marketing expenses	212	253	329	422
Deposit insurance premiums and regulatory assessments	59	172	43	337
Other	811	1,059	1,398	1,966
Total non-interest expense	7,554	10,875	14,792	22,579

Income before taxes	3,451	2,768	7,046	5,207
Provision for income taxes	1,053	810	2,086	1,426
Net income	$2,398	$1,958	$4,960	$3,781

Basic earnings per share	$0.32	$0.26	$0.66	$0.51
Diluted earnings per share	$0.31	$0.26	$0.65	$0.50
Cash dividends per share	$0.14	$0.14	$0.28	$0.28

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarters (Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Interest income:
Loans receivable, net	$10,320	$10,075	$9,576	$10,011	$10,331
Investment securities	567	614	661	592	444
FHLB – San Francisco stock	145	143	142	144	278
Interest-earning deposits	189	246	426	386	387
Total interest income	11,221	11,078	10,805	11,133	11,440

Interest expense:
Checking and money market deposits	117	110	101	102	117
Savings deposits	131	134	135	139	147
Time deposits	530	532	530	600	630
Borrowings	804	720	669	680	715
Total interest expense	1,582	1,496	1,435	1,521	1,609

Net interest income	9,639	9,582	9,370	9,612	9,831
Provision (recovery) for loan losses	(22)	(181)	(25)	4	(217)
Net interest income, after provision (recovery) for loan losses	9,661	9,763	9,395	9,608	10,048

Non-interest income:
Loan servicing and other fees	367	133	188	262	277
Gain (loss) on sale of loans, net	(43)	(86)	21	1,719	2,263
Deposit account fees	451	447	443	471	509
Gain (loss) on sale and operations of real estate owned acquired in the settlement of loans, net	-	-	-	2	(7)
Card and processing fees	371	390	405	373	392
Other	198	186	258	225	161
Total non-interest income	1,344	1,070	1,315	3,052	3,595

Non-interest expense:
Salaries and employee benefits	4,999	4,985	5,396	9,292	7,211
Premises and occupancy	880	878	1,133	1,286	1,274
Equipment	262	279	1,141	417	495
Professional expenses	331	408	493	513	411
Sales and marketing expenses	212	117	312	246	253
Deposit insurance premiums and regulatory assessments	59	(16)	129	124	172
Other	811	587	1,053	1,122	1,059
Total non-interest expense	7,554	7,238	9,657	13,000	10,875

Income (loss) before taxes	3,451	3,595	1,053	(340)	2,768
Provision (benefit) for income taxes	1,053	1,033	266	(189)	810
Net income (loss)	$2,398	$2,562	$787	$(151)	$1,958

Basic earnings (loss) per share	$0.32	$0.34	$0.10	$(0.02)	$0.26
Diluted earnings (loss) per share	$0.31	$0.33	$0.10	$(0.02)	$0.26
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
SELECTED FINANCIAL RATIOS:
Return on average assets	0.87%	0.69%	0.91%	0.66%
Return on average stockholders’ equity	7.81%	6.42%	8.13%	6.22%
Stockholders’ equity to total assets	11.18%	10.88%	11.18%	10.88%
Net interest spread	3.53%	3.48%	3.55%	3.36%
Net interest margin	3.59%	3.54%	3.61%	3.42%
Efficiency ratio	68.78%	81.00%	68.37%	82.61%
Average interest-earning assets to average
interest-bearing liabilities	111.43%	110.98%	111.52%	110.92%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.32	$0.26	$0.66	$0.51
Diluted earnings per share	$0.31	$0.26	$0.65	$0.50
Book value per share	$16.54	$16.34	$16.54	$16.34
Shares used for basic EPS computation	7,482,300	7,506,106	7,482,367	7,468,537
Shares used for diluted EPS computation	7,658,050	7,601,759	7,651,441	7,579,414
Total shares issued and outstanding	7,483,071	7,506,855	7,483,071	7,506,855

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$52,671	$24,180	$86,300	$41,396
Multi-family	20,164	10,068	76,640	22,777
Commercial real estate	6,479	3,175	8,898	8,480
Construction	2,313	1,863	3,209	3,343
Consumer loans	1	-	1	-
Total loans originated and purchased for investment	$81,628	$39,286	$175,048	$75,996

LOANS ORIGINATED FOR SALE:
Retail originations	$-	$87,913	$-	$215,046
Wholesale originations	-	58,504	-	127,692
Total loans originated for sale	$-	$146,417	$-	$342,738

LOANS SOLD:
Servicing released	$-	$165,484	$-	$376,534
Servicing retained	-	2,026	-	2,784
Total loans sold	$-	$167,510	$-	$379,318

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/19	09/30/19	06/30/19	03/31/19	12/31/18
SELECTED FINANCIAL RATIOS:
Return (loss) on average assets	0.87%	0.95%	0.29%	(0.05)%	0.69%
Return (loss) on average stockholders’ equity	7.81%	8.46%	2.60%	(0.49)%	6.42%
Stockholders’ equity to total assets	11.18%	11.05%	11.12%	10.83%	10.88%
Net interest spread	3.53%	3.58%	3.46%	3.46%	3.48%
Net interest margin	3.59%	3.64%	3.52%	3.53%	3.54%
Efficiency ratio	68.78%	67.95%	90.38%	102.65%	81.00%
Average interest-earning assets to average interest-bearing liabilities	111.43%	111.61%	111.45%	111.28%	110.98%

SELECTED FINANCIAL DATA:
Basic earnings (loss) per share	$0.32	$0.34	$0.10	$(0.02)	$0.26
Diluted earnings (loss) per share	$0.31	$0.33	$0.10	$(0.02)	$0.26
Book value per share	$16.54	$16.33	$16.12	$16.17	$16.34
Average shares used for basic EPS	7,482,300	7,482,435	7,496,457	7,506,770	7,506,106
Average shares used for diluted EPS	7,658,050	7,647,763	7,626,661	7,506,770	7,601,759
Total shares issued and outstanding	7,483,071	7,479,682	7,486,106	7,497,357	7,506,855

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$52,671	$33,629	$31,982	$15,288	$24,180
Multi-family	20,164	56,476	14,513	21,546	10,068
Commercial real estate	6,479	2,419	2,882	5,197	3,175
Construction	2,313	896	1,846	1,970	1,863
Consumer loans	1	-	-	-	-
Total loans originated and purchased for investment	$81,628	$93,420	$51,223	$44,001	$39,286

LOANS ORIGINATED FOR SALE:
Retail originations	$-	$-	$9,593	$72,353	$87,913
Wholesale originations	-	-	4,057	38,353	58,504
Total loans originated for sale	$-	$-	$13,650	$110,706	$146,417

LOANS SOLD:
Servicing released	$-	$-	$40,956	$134,264	$165,484
Servicing retained	-	-	2,003	2,409	2,026
Total loans sold	$-	$-	$42,959	$136,673	$167,510

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	12/31/19	09/30/19	06/30/19	03/31/19	12/31/18
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$250	$250	$250	$250	$250
Allowance for loan losses	$6,921	$6,929	$7,076	$7,080	$7,061
Non-performing loans to loans held for investment, net	0.36%	0.57%	0.71%	0.69%	0.69%
Non-performing assets to total assets	0.31%	0.47%	0.57%	0.55%	0.54%
Allowance for loan losses to gross loans held
for investment	0.73%	0.74%	0.80%	0.79%	0.80%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	(0.01)%	(0.02)%	(0.01)%	(0.01)%	(0.05)%
Non-performing loans	$3,427	$5,230	$6,218	$6,115	$6,062
Loans 30 to 89 days delinquent	$986	$990	$665	$699	$2

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/19	09/30/19	06/30/19	03/31/19	12/31/18
Provision (recovery) for loan losses	$(22)	$(181)	$(25)	$4	$(217)
Net loan charge-offs (recoveries)	$(14)	$(34)	$(21)	$(15)	$(123)

	As of	As of	As of	As of	As of
	12/31/19	09/30/19	06/30/19	03/31/19	12/31/18
REGULATORY CAPITAL RATIONS (BANK):
Tier 1 leverage ratio	10.24%	10.21%	10.50%	10.17%	9.96%
Common equity tier 1 capital ratio	16.62%	16.32%	18.00%	17.24%	17.17%
Tier 1 risk-based capital ratio	16.62%	16.32%	18.00%	17.24%	17.17%
Total risk-based capital ratio	17.65%	17.37%	19.13%	18.34%	18.26%

	As of December 31,
	2019		2018
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$800	2.63%	$600	2.32%
U.S. SBA securities	2,816	2.35	2,939	2.60
U.S. government sponsored enterprise MBS	73,545	2.85	81,451	2.51
Total investment securities held to maturity	$77,161	2.83%	$84,990	2.51%

Available for sale (at fair value):
U.S. government agency MBS	$3,246	3.77%	$3,942	3.49%
U.S. government sponsored enterprise MBS	1,760	4.51	2,311	4.28
Private issue collateralized mortgage obligations	231	4.63	310	3.95
Total investment securities available for sale	$5,237	4.06%	$6,563	3.79%

Total investment securities	$82,398	2.91%	$91,553	2.60%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)

	As of December 31,
	2019		2018
	Balance	Rate(1)	Balance	Rate(1)

LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$347,344	4.20%	$312,499	4.48%
Multi-family (5 or more units)	479,151	4.34	447,033	4.29
Commercial real estate	107,613	4.98	112,830	4.83
Construction	6,914	7.04	3,986	7.37
Other	-	-	167	6.50
Commercial business	578	6.09	455	6.45
Consumer	140	15.00	103	15.05
Total loans held for investment	941,740	4.38%	877,073	4.44%

Advance payments of escrows	56		95
Deferred loan costs, net	6,854		5,306
Allowance for loan losses	(6,921)		(7,061)
Total loans held for investment, net	$941,729		$875,413

Purchased loans serviced by others included above	$29,798	3.74%	$17,247	3.36%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of December 31,
	2019		2018
	Balance	Rate(1)	Balance	Rate(1)

DEPOSITS:
Checking accounts – non interest-bearing	$85,846	-%	$78,866	-%
Checking accounts – interest-bearing	269,454	0.12	256,549	0.12
Savings accounts	259,035	0.20	277,145	0.21
Money market accounts	33,418	0.28	36,627	0.28
Time deposits	185,897	1.13	223,697	1.12
Total deposits	$833,650	0.37%	$872,884	0.40%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	-	-	10,000	1.53
Over six months to one year	10,000	3.92	-	-
Over one year to two years	31,078	2.41	10,000	3.92
Over two years to three years	30,000	1.90	21,135	2.81
Over three years to four years	20,000	2.00	10,000	2.20
Over four years to five years	20,007	2.50	20,000	2.00
Over five years	20,000	2.70	40,000	2.60
Total borrowings	$131,085	2.41%	$111,135	2.52%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	December 31, 2019		December 31, 2018
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$934,060	4.42%	$941,192	4.39%
Investment securities	87,108	2.60%	93,468	1.90%
FHLB – San Francisco stock	8,199	7.07%	8,199	13.56%
Interest-earning deposits	45,519	1.62%	67,760	2.23%
Total interest-earning assets	$1,074,886	4.18%	$1,110,619	4.12%
Total assets	$1,107,102		$1,142,302

Deposits	$833,554	0.37%	$889,557	0.40%
Borrowings	131,084	2.43%	111,141	2.55%
Total interest-bearing liabilities	$964,638	0.65%	$1,000,698	0.64%
Total stockholders’ equity	$122,820		$122,017

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for sale at fair value for the quarter ended December 31, 2018.

	Six Months Ended		Six Months Ended
	December 31, 2019		December 31, 2018
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$918,666	4.44%	$954,148	4.30%
Investment securities	91,527	2.58%	92,384	1.71%
FHLB – San Francisco stock	8,199	7.03%	8,199	10.27%
Interest-earning deposits	45,015	1.89%	67,552	2.10%
Total interest-earning assets	$1,063,407	4.19%	$1,122,283	4.00%
Total assets	$1,095,219		$1,153,265

Deposits	$832,187	0.37%	$896,217	0.39%
Borrowings	121,363	2.49%	115,577	2.54%
Total interest-bearing liabilities	$953,550	0.64%	$1,011,794	0.64%
Total stockholders’ equity	$122,001		$121,511

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for sale at fair value for the six months ended December 31, 2018.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	12/31/19	09/30/19	06/30/19	03/31/19	12/31/18
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$1,607	$2,737	$3,315	$2,657	$2,572
Construction	-	1,139	971	745	745
Total	1,607	3,876	4,286	3,402	3,317

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	1,783	1,316	1,891	2,669	2,698
Commercial business loans	37	38	41	44	47
Total	1,820	1,354	1,932	2,713	2,745

Total non-performing loans	3,427	5,230	6,218	6,115	6,062

Real estate owned, net	-	-	-	-	-
Total non-performing assets	$3,427	$5,230	$6,218	$6,115	$6,062

(1)  The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.